                                                                    Exhibit 12.1


Computations of Ratio of Earnings to Fixed Charges (amounts in thousands)
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
                                                               --------------------------------
                                                                   Nine Months Ended Feb 28,
                                                                    1999              1998
                                                               --------------------------------
Loss before income tax benefit & minority interest                   (56,993)          (39,272)
                                                               --------------   ---------------
Fixed Charges:
  Interest, including amortization of debt issuance costs             48,553            31,801
  Interest capitalized                                                   -                 -
  interest portion of rent expense                                       987               581
                                                               --------------   ---------------
Total Fixed Charges                                                   49,540            32,382
                                                               --------------   ---------------
Adjustments:
Capitalized interest                                                     -                 -
                                                               --------------   ---------------
Total adjustments                                                        -                 -
                                                               --------------   ---------------
Earnings, as defined                                                  (7,453)           (6,890)
                                                               --------------   ---------------
Ratio of earnings to fixed charges(1)                                --                --
                                                               --------------   ---------------
Amount by which earnings are less than fixed charges                 (56,993)          (39,272)
                                                               --------------   ---------------

                                                             --------------------------------------------------------------------
                                                                                      Year Ended May 31,
                                                                1998          1997          1996          1995          1994
                                                             --------------------------------------------------------------------
Loss before income tax benefit & minority interest               (45,382)      (40,437)      (28,212)      (47,117)      (39,885)
                                                             ------------    ----------    ----------    ----------    ----------
Fixed Charges:
  Interest, including amortization of debt issuance costs         45,155        33,379        27,886        23,996        21,397
  Interest capitalized                                               -           2,752         5,200           -             -
  interest portion of rent expense                                 2,297         1,410           674           547           283
                                                             ------------    ----------    ----------    ----------    ----------
Total Fixed Charges                                               47,452        37,541        33,760        24,543        21,680
                                                             ------------    ----------    ----------    ----------    ----------
Adjustments:
Capitalized interest                                                 -          (2,752)       (5,200)          -             -
                                                             ------------    ----------    ----------    ----------    ----------
Total adjustments                                                    -          (2,752)       (5,200)          -             -
                                                             ------------    ----------    ----------    ----------    ----------
Earnings, as defined                                           $   2,070     $  (5,648)    $     348     $ (22,574)    $ (18,205)
                                                             ------------    ----------    ----------    ----------    ----------
Ratio of earnings to fixed charges(1)                            --            --            --            --            --
                                                             ------------    ----------    ----------    ----------    ----------
Amount by which earnings are less than fixed charges             (45,382)      (43,189)      (33,412)      (47,117)      (39,885)
                                                             ------------    ----------    ----------    ----------    ----------


For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, minority interest and extraordinary items, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred debt issuance costs and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. The ratio of earnings to fixed charges is less than one-to-one for all periods presented and, therefore, earnings are inadequate to cover fixed charges. The amount by which earnings are less than fixed charges for the nine months ended February 28, 1999 and 1998 are $56,993 and $39,272, respectively, and for the years ended May 31, 1998, 1997, 1996, 1995 and 1994 are $45,382, $43,189, $33,412, $47,117 and $39,885,
respectively.